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(WELLS CAPITAL MANAGEMENT LOGO)

                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

-    BE ETHICAL

-    ACT PROFESSIONALLY

-    IMPROVE COMPETENCY

-    EXERCISE INDEPENDENT JUDGMENT

Wells Capital Management Code of Ethics 11.09

                                TABLE OF CONTENTS

I INTRODUCTION ............................................................    3
   I.1 CODE OF ETHICS .....................................................    3
   I.2 "ACCESS PERSONS" ...................................................    3
   I.3 "BENEFICIAL OWNERSHIP" .............................................    4
II PENALTIES ..............................................................    4
   II.1 VIOLATIONS OF THE CODE ............................................    4
   II.2 PENALTIES .........................................................    4
   II.3 DISMISSAL AND /OR REFERRAL TO AUTHORITIES .........................    5
III EMPLOYEE TRADE PROCEDURES .............................................    5
   III.1 PRE-CLEARANCE ....................................................    5
   III.2 TRADE REPORTS ....................................................    6
   III.3 PERSONAL SECURITIES TRANSACTIONS - EQUITY PORTFOLIO MANAGERS .....    7
   III.4 POST-REVIEW ......................................................    7
   III.5 PRE-CLEARANCE AND REPORTING REQUIREMENTS .........................    7
   III.6 CONFIDENTIALITY ..................................................    8
   III.7 ACKNOWLEDGEMENT OF REPORTABLE ACCOUNTS ...........................    9
   III.8 INITIAL AND ANNUAL HOLDINGS REPORT ...............................    9
IV RESTRICTIONS ...........................................................    9
   IV.1 RESTRICTED SECURITIES .............................................    9
   IV.2 SHORT-TERM TRADING (60 DAY TRADING RULE) ..........................   10
   IV.3 BLACKOUT PERIODS ..................................................   10
   IV.4 INSIDER TRADING ...................................................   11
   IV.5 MARKET TIMING .....................................................   13
   IV.6 GIFTS .............................................................   13
   IV.7 OUTSIDE BUSINESS AND EMPLOYMENT ACTIVITIES ........................   13
   IV.8 PURCHASES AND SALES OF SECURITIES ISSUED BY WELLS FARGO ...........   14
   IV.9 WELLS FARGO MUTUAL FUNDS ..........................................   15
V REGULATORY REQUIREMENTS .................................................   15
   V.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT
      OF 1940 .............................................................   15
   V.2 REGULATORY CENSURES ................................................   15
VII FREQUENTLY ASKED QUESTIONS (FAQS) .....................................   18


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Wells Capital Management Code of Ethics 11.09

I INTRODUCTION

I.1 CODE OF ETHICS

Wells Capital Management (WellsCap), as a registered investment adviser, has an obligation to maintain a policy governing personal securities transactions and insider trading by its officers and employees. This Code of Ethics and Policy on Personal Securities Transactions and Insider Trader ("Code") is adopted under Rule 17j-1 of the Investment Company Act of 1940 and Section 204A-1 of the Investment Advisers Act of 1940. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between WellsCap and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of WellsCap.

In addition to the Code, please refer to the policies outlined in the Handbook for Wells Fargo Team Members and the Wells Fargo Code of Conduct and Business Ethics applicable to all Wells Fargo employees.

Acknowledgement of, and compliance with, this Code is a condition of employment. A copy of the Code and applicable forms are available on WellsCap's intranet site: capzone.wellsfargo.com.

As an employee, you must-

     -    Be ethical

     -    Act professionally

     -    Improve competency

     -    Exercise independent judgment

To avoid conflicts of interest, WellsCap employees, officers and directors are required to disclose to the Compliance Group all pertinent information related to reportable accounts, outside business activities, gifts received from clients/vendors and other Code related information.

WellsCap Access Persons may request in writing special circumstance exemptions from the Code. The Code of Ethics Administrator and the Chief Compliance Officer
(CCO) will evaluate each request on an individual basis and provide approval or denial in writing. WellsCap's objective is to take all necessary action to detect, prevent, and correct any and all violations of the Code.

I.2 "ACCESS PERSONS"

For purposes of this Code, all employees, officers and directors of WellsCap (including independent contractors, when appropriate) and specific Wells Fargo associates are considered to be "Access Persons" and subject as a result to the policies and procedures set out in this Code. The list of Access Persons will be updated regularly but in no event less frequently than quarterly.


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Wells Capital Management Code of Ethics 11.09

I.3 "BENEFICIAL OWNERSHIP"

Personal securities transaction reports must include all accounts in which you have a beneficial interest or over which you exert direct or indirect control, including -

-    accounts of immediate family members in the same household; and

- any other account, including but not limited to those of relatives and friends, over which you exercise investment discretion.

Direct and indirect control and beneficial interest may be further construed to include accounts for which an Access Person is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

Exemptions - The CCO may exempt any Access Person with a professionally managed account over which the Access person has no influence, control or trading ability. The request for an exemption will be considered if the Access Person provides a written attestation to the fact that he/she has given up discretion and the adviser/professional manager provides the same attestation in writing for the Access Person. In all transactions involving an account for which an exemption has been granted, the Access Person must conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of WellsCap clients.

II PENALTIES

II.1 VIOLATIONS OF THE CODE

The CCO will report violations of the Code monthly to the President and to clients upon request. Each Access Person must immediately report to the CCO any known or reasonably suspected violations of this Code of which he or she becomes aware. The Code Administrator will gather information relating to potential violations and submit any cases that require discretion or that may fall within the substantive or serious offence category to the CCO for evaluation and final determination. The CCO may, at his/her discretion, empanel a subcommittee of the executive management committee to further evaluate and make final judgment on any matter as warranted.

II.2 PENALTIES

Penalties for violation of this Code may be imposed on Access Persons as follows:

-    MINOR OFFENSES -

     -    First minor offense - Verbal warning;

     -    Second minor offense - Written notice;

     - Third minor offense - $1,000.00 fine to be donated to the Access Person's charity of choice*.

Minor offenses include the following: late submissions of or failure to submit quarterly trade reports and signed acknowledgments of Code of Ethics forms and certifications,


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Wells Capital Management Code of Ethics 11.09

failure to request trade pre-clearance, and conflicting pre-clearance request dates versus actual trade dates.

-    SUBSTANTIVE OFFENSES -

     -    First substantive offense - Written notice;

     - Second substantive offense - $1,000 or disgorgement of profits (whichever is greater) to be donated to the Access Person's charity of choice*;

     - Third substantive offense - $5000 fine or disgorgement of profits (whichever is greater) to be donated to the Access Person's charity of choice* or termination of employment and/or referral to authorities.

Substantive offenses include the following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of seven-day blackouts and short-term trading (60-day rule).

The number of offenses is determined by the cumulative count over a 12-month period.

-    SERIOUS OFFENSES -

     A Portfolio Manager trading with insider information and/or "front running" a client or fund that he/she manages is considered a "serious offense". WellsCap will take appropriate steps that may include termination of employment and referral to governmental authorities for prosecution.

WellsCap may deviate from the penalties listed in the Code where the CCO determines that a more or less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code files.

* The fines will be made payable to the Access Person's charity of choice (reasonably acceptable to Wells Fargo) and turned over to WellsCap, which in turn will mail the donation check on behalf of the Access Person.

II.3 DISMISSAL AND /OR REFERRAL TO AUTHORITIES

REPEATED VIOLATIONS of the Code may result in dismissal. In addition, a violation of the law, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

III EMPLOYEE TRADE PROCEDURES

III.1 PRE-CLEARANCE

- All Access Persons in the firm must pre-clear their personal transactions in the securities specified in Section III.5 using the iTrade system. It is the responsibility of the Access Person to ensure that Compliance receives pre-clearance requests.

- E-mail (FALLSCMP@WELLSFARGO.COM) or telephone requests will only be accepted for those employees who are on formal leave of absence or on PTO. When submitting requests via e-mail or telephone, at a minimum, indicate the following


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Wells Capital Management Code of Ethics 11.09

     information

     (a)  Transaction Type: BUY or SELL

     (b) Security Name (include coupon rate and maturity date for fixed income securities) and Ticker or CUSIP

     (c) Share amount to be traded and the account number in which the trade will occur

     (d)  Security Type: Common Stock, Options, or Bonds

- Requests from beneficial account holders outside the firm must be made via the appropriate Access Person (i.e., spouse, family member who is an Access Person). The Compliance Group will not accept requests from non-Access Persons.

- Requests may be submitted from 4:00 am (Pacific) until an hour before the market closes for the day, however, requests will be processed beginning 7:00 am (Pacific). Barring any problems with systems access (i.e., SEI, CRD) or other unusual circumstances, responses will be made no later than one hour from receipt of the request.

- Pre-cleared trades are valid for the same day for up to the amount of shares requested for a specific account. Additional amount of shares or trades for a different account will require an additional pre-clearance request.

- Pre-clearance does not eliminate the possibility of a potential conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter end review of each personal trade may reveal conflicts which the pre-clearance process was unable to detect.

- The use of the electronic systems ensures that each pre-clearance request is date-stamped, and it is the responsibility of each Access Person to ensure that the pre-clearance request has been received by WellsCap Compliance.

CERTAIN PERSONAL SECURITIES TRANSACTIONS SHOULD BE REPORTED WHETHER PRE-CLEARED OR NOT (SEE SECTION III.5 FOR DETAILS).

III.2 TRADE REPORTS

- Quarterly Trade Reports which list personal securities transactions for the quarter must be submitted by Access Persons no later than the 30th day after the end of each calendar quarter. This 30-day deadline is a FEDERAL REQUIREMENT and includes weekends and holidays. If the 30th day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.

- Quarterly Trade Reports must be submitted using the Quarterly Trade Report form to WellsCap Compliance, either via email (to FALLSCMP@WELLSFARGO.COM) or via MAC (N9882-027). IF THERE ARE NO ACTIVITIES FOR THE QUARTER, A REPORT INDICATING SUCH IS STILL REQUIRED TO BE SUBMITTED.

- Compliance will request duplicate copies of trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance. If a broker is unable to directly send duplicate copies, or if Compliance does not receive the statements the Access Person is responsible for submitting the required documentation with the Quarterly Trade Report.

- When opening or closing brokerage accounts, please notify Compliance in writing (quarterly) by using the ACKNOWLEDGMENT OF REPORTABLE ACCOUNTS form.

Forms relating to the Code are available in WellsCap's intranet site: capzone.wellsfargo.com.


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Wells Capital Management Code of Ethics 11.09

III.3 PERSONAL SECURITIES TRANSACTIONS - EQUITY PORTFOLIO MANAGERS

In addition to pre-clearance by the Compliance Group, prior approval must be obtained from the CCO if an Equity Portfolio Manager request to sell a security in his/her personal account when:

- The same security is held in the equity portfolio that is directly managed by the Portfolio Manager; or

- The Portfolio Manager is purchasing the same security for an equity portfolio for which he/she makes investment decisions.

WellsCap Compliance will review pre-clearance requests for purchases and sales of securities that are common between personal holdings and equity portfolio holdings directly managed by the Portfolio Manager. Pre-clearance trades will be screened for blackout violations, front-running, other conflicts/trends, and 60-day rule violations.

III.4 POST-REVIEW

WellsCap Compliance will match any broker confirms/statements received to pre-clearance requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Access Person transactions will also be screened for the following:

- Same day trades: Transaction occurring on the same day as the purchase or sale of the same security in a managed account (For all securities).

- -7-day Blackout period: Transactions up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).

- Short-term trading: The purchase and sale, and sale and purchase of the same security within 60 days. Access Persons are responsible for ensuring that the 60-day rule is observed when sale requests are made for securities previously purchased, or vice versa.

- Front running: Trading ahead of, or "front-running," a client or Wells Fargo mutual fund order in the same security; or taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

Other potential conflicts: Certain transactions may also be deemed in conflict with the Code and warrant additional review depending on the facts and circumstances of the transaction.

III.5 PRE-CLEARANCE AND REPORTING REQUIREMENTS

Rule 204A-1 treats all securities as reportable securities, with five exceptions designed to exclude securities that appear to present little opportunity for improper trading. The five exceptions are:


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Wells Capital Management Code of Ethics 11.09

     1) Transactions and holdings in direct obligations of the United States Government

     2) Money Market Instruments - bankers acceptances, bank certificates, commercial paper, repurchase agreements and other high quality short-term debt instruments

     3)   Shares of Money Market Funds

     4) Transactions and holdings in shares of non-proprietary mutual funds or sub-advised funds

     5) Transactions of units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual fund

The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

                                                            QTRLY
SECURITY TYPE                             PRE-CLEARANCE   REPORTING
-------------                             -------------   ---------
Equity transactions (1)*                       Yes           Yes
Fixed Inc transactions (2)                     Yes           Yes
Wells Fargo stock (WFC)                        No            Yes
Open-end non-proprietary mutual fund           No            No
Wells Fargo mutual fund and mutual fund
   sub-advised by WellsCap (3)                 No            Yes
Close-end mutual fund                          Yes           Yes
ETFs (open-end and UIT)                        No            Yes
US Tsy/Agencies                                No            No
Holders (4)                                    Yes           Yes
Short term/cash equiv.                         No            No
SPP/DRIPs                                      No            Yes
Employee 401K transactions (5)                 No            Yes
Private funds managed by WellsCap              No            Yes

(1)  Including options.

(2)  Municipal bonds rated A or higher do not need to be pre-cleared.

(3)  Reporting excludes money market funds.

(4)  Required only when selling a specific security from the holders group

(5) Requires reporting of all WF stock, WF Stock Fund and all other proprietary funds including 401K election changes.

* There is a de minimis exception for Large Capitalization Securities of up to 500 shares and no more than $10,000, unless this conflicts with the 60-day short-term profit restriction described below. Notwithstanding the de minimis exception to the foregoing three restrictions, all transactions in Large Capitalization Securities must be pre-cleared.

III.6 CONFIDENTIALITY

All reports of personal securities transactions, holdings and any other information filed pursuant to this Code will be kept CONFIDENTIAL, provided, however that such information is also subject to review by appropriate WellsCap personnel (Compliance and/or Senior Management) and legal counsel. Such information will also be provided to the Securities and Exchange Commission ("SEC") or other government authority when properly requested or pursuant to a court order.


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Wells Capital Management Code of Ethics 11.09

III.7 ACKNOWLEDGEMENT OF REPORTABLE ACCOUNTS

All Access Persons are required to submit a list of all reportable accounts as required by the Code at the time of hire. Reportable accounts are all brokerage accounts held by associate as well as immediate family members. (Refer to section I.3 ), Wells Fargo 401K ,ESOP or employee stock option accounts, including any account capable of holding Wells Fargo Funds or Wells Fargo sub-advised funds. In addition, Access Persons are responsible for ensuring that any newly opened or closed accounts are communicated to Compliance by the end of the quarter. For reporting purposes, complete the Acknowledgment of Reportable Accounts form.

III.8 INITIAL AND ANNUAL HOLDINGS REPORT

All Access Persons are required to report all activity in their brokerage accounts, including 401k accounts and a statement of holdings, including Wells Fargo mutual fund accounts and Wells Fargo sub-advised mutual fund accounts (subject to Code requirements) within 10 days of start date and annually. The initial and annual holdings reports must be current as of a date not more than 45 days prior to the individual becoming an access person (initial report) or the date the report is submitted (annual report). A broker statement will suffice in lieu of a separate initial or annual holdings report. The Access Person is responsible for ensuring that Compliance receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

IV RESTRICTIONS

The following are WellsCap's restrictions on personal trading:

IV.1 RESTRICTED SECURITIES

RESTRICTED SECURITIES

SECURITY TYPE                                              PURCHASE                                     SALE
-------------                              ----------------------------------------   ----------------------------------------
A.   S&P500 stocks                         PERMITTED                                  PERMITTED,

                                           -    Subject to same day blackout during   subject to the following:
                                                execution of client trades (except
                                                program trades). Must pre-clear.      -    Same-day blackout during execution
                                                                                           of client trades (except program
                                                                                           trades). Must pre-clear.

                                                                                      -    For equity fund manager, approval
                                                                                           is required. Refer to Section
                                                                                           III.3.

B.   Any security not included in the      PERMITTED                                  PERMITTED, subject to the following:
     S&P500 above
                                           -   Subject to pre-clearance requirements. -    Pre-clearance requirements.

                                                                                      -    For equity fund manager, approval
                                                                                           is required. Refer to Section
                                                                                           III.3.

C.   Automatic investment programs or      PERMITTED                                  PERMITTED
     direct stock purchase plans
                                           -    Subject to Code of Ethics reporting   -    Subject to Code of Ethics
                                                requirements.                              preclearance requirements.

D.   Initial Public Offerings (IPOs)       PROHIBITED                                 PERMITTED, only
     (An IPO is corporation's first
     offering of a security representing                                              -    If security held prior to Wells
     shares of the company to the                                                          Capital employment and/or version
     public)                                                                               9.99 of the Code, sales subject to
                                                                                           pre-clearance requirements.

E.   Private Placements                    -    Private placements issued by a        -    Private placements issued by a
                                                client are prohibited. All other           client are prohibited. All other
                                                private placements must be approved        private placements must be approved
                                                and                                        and


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Wells Capital Management Code of Ethics 11.09

                                                reviewed by Compliance and the             reviewed by Compliance and the
                                                Chief Investment Officer/                  Chief Investment Officer/
                                                President.                                 President.

G.   Options (other than employee stock    PROHIBITED                                 PROHIBITED
     options), puts, calls, short sales,
     futures contracts or other similar
     transactions involving securities
     issued by Wells Fargo & Company

IV.2 SHORT-TERM TRADING (60 DAY TRADING RULE)

MUTUAL FUNDS/DIFS

Due to the appearance of potential conflicts of interest and/or impropriety, short term trading (the purchase and sale, and the sale and purchase, of the same shares) in mutual funds/DIFs managed/sub-advised by WellsCap will be strictly prohibited. An exemption from such prohibition must be submitted to the Administrator in writing. Approval for an exemption must be granted by the Administrator and the mutual fund company's Chief Compliance Officer.

SECURITIES TRADING

The purchase and sale, and the sale and purchase, of the same security within 60 calendar days will be considered short-term trading.

     -    This restriction applies without regard to tax lot considerations;

     - For purposes of determining whether a sale of securities results in a loss, the lowest price paid on a conflicting buy will be the highest price at which the shares may be sold for this exception;

     - For purposes of determining whether a purchase of securities results in a loss, the highest price received on a conflicting sale will be the lowest price at which new shares may be purchased for this exception;

     - Exercised options are not restricted, however, purchases and sales of options occurring within 60 days are PROHIBITED;

     - Exceptions require advance written approval from the Administrator or the CCO.

* Profits from any sale and purchase, or the purchase and sale, of the same security before the 60-day period expires will be reversed or unwound, or if such is impractical, the profits must be disgorged and distributed in a manner determined by the Administrator and the CCO. Trading in security of Wells Fargo stock or Wells Fargo Stock Fund (including 401K and ESOP accounts) is excluded from this restriction.

IV.3 BLACKOUT PERIODS

For securities in the S&P 500 stocks, a same-day firm-wide blackout will apply if the issue is being traded on behalf of a client at the time the pre-clear request is made. The blackout will not apply to program trades of securities held within WellsCap-managed accounts.


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Wells Capital Management Code of Ethics 11.09

All other issues are subject to a seven-day firm-wide blackout period if traded on behalf of WellsCap-managed funds (Mutual funds, DIFs, Collectives) and WellsCap-managed accounts.

Blackout periods apply to both buy and sell transactions.

IV.4 INSIDER TRADING

The information provided below is intended to provide Access Persons with a brief background and guidance on insider trading. The terms and definitions included below should not be construed as a complete list, but rather a sample of basic terms all Access Persons should be aware of regarding insider trading.

INSIDER TRADING DEFINED

The law generally defines insider trading as the buying or selling of a security, in breach of fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a maximum prison term of 10 years and fines of up to $1 million for the individual and $2.5 million for the firm.

MATERIAL INFORMATION DEFINED

Material information is any information that a reasonable investor would consider important in making a decision to buy, hold, or sell securities. Any information that could be expected to affect a company's stock price, whether it is positive or negative, should be considered material. Some examples of information that ordinarily would be regarded as material are:

     -    Projections of future earnings or losses, or other earnings guidance;

     - Earnings that are inconsistent with the consensus expectations of the investment community;

     - Financial or key operating data for significant operations or each business segment;

     -    A pending or proposed merger, acquisition or tender offer;

     - A pending or proposed acquisition or disposition of a significant asset;

     - A change in dividend policy, the declaration of a stock split, or an offering of additional securities;

     -    A change in executive management;

     -    Development of a significant new product or process;

     -    The existence of severe liquidity problems;

     -    The gain or loss of a significant customer or supplier.

WHEN INFORMATION IS PUBLIC

If you are aware of material non-public information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release or an SEC filing) and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, as a general rule, information should not be considered fully absorbed by the marketplace until the second business day after the information is released. If, for example, a company were to make an announcement on a


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Wells Capital Management Code of Ethics 11.09

Monday, you should not trade in the company's securities until Wednesday. If an announcement were made on a Friday, Tuesday generally would be the first eligible trading day.

TIPPING

Tipping of material, non-public information is PROHIBITED. An Access Person cannot trade, either personally or on behalf of others, while in possession of such information. The insider trading policy also applies to an Access Person's family members who reside with the Access Person, and any accounts that are directed by you or are subject to your influence or control.

FRONT-RUNNING

Front running is trading on the basis of material non-public information regarding impending market transactions.

- Trading ahead of, or "front-running," a client or Wells Fargo mutual fund order in the same security; or

- Taking a position in stock index futures or options contracts prior to buying or selling a block or securities for a client or proprietary mutual fund account (i.e., self-front running).

SCALPING

When an Access Person purchases shares of a security for his/her own account shortly before recommending or buying that security for long-term investment to a client and then immediately selling the shares at profit upon the rise in the market price following execution of the recommendation.

WELLSCAP'S INSIDER TRADING POLICY

Access Persons who are aware of material non-public information may not, directly or through family members or other persons or entities, buy or sell securities, or engage in any other action to take personal advantage of that information, or pass that information on to others, including family and friends, until the information becomes public or is no longer material. Transactions that may be necessary or justifiable for independent reasons are not exempt from the policy. The securities laws do not recognize such mitigating circumstances, and, in any event, the appearance of an improper transaction must be avoided to preserve WellsCap's reputation for adhering to the highest standards of conduct.

Therefore, All Access Persons are expected to consider the possible appearance of impropriety or potential conflict of interest to WellsCap's clients' interests. Access Persons should consider that an outside entity scrutinizing WellsCap's transactions will do so after the fact with the benefit of hindsight. As a practical matter, before engaging in any permitted transaction, Access Persons should also carefully consider if the transaction would have the appearance of impropriety to WellsCap's clients and/or regulators.


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Wells Capital Management Code of Ethics 11.09

IV.5 MARKET TIMING

WellsCap prohibits late trading and does not engage in market timing when trading in mutual fund shares on behalf of its clients.

IV.6 GIFTS

WellsCap, as a policy, follows Wells Fargo Bank's policy regarding gifts. Please refer to WFB Employee Handbook for requirements. WellsCap also maintains a gift and entertainment guideline available for review on Capzone.

IV.7 OUTSIDE BUSINESS AND EMPLOYMENT ACTIVITIES

With the exception of a sole proprietorship or family-owned small business, you may not accept a position as an employee, director, trustee, officer, owner or general partner of any outside business organized for profit without obtaining approval from Compliance. Compliance may consider a series of factors including your supervisor's consent to the outside business activities. Any approval from Compliance may be reviewed from time to time and may be withdrawn if in the judgment of the Chief Compliance Officer, such outside activity conflicts with WellsCap's objectives.

If approval is granted, it will be contingent on the following factors:

- You have no involvement on behalf of Wells Fargo in the approval or management of credit, purchases or other business transactions with the for-profit business;

- It is at all times made clear that you are not serving at the direction or request of Wells Fargo; and

- You understand the challenges and risks of the outside position and are alert for actual or potential conflicts of interest.

Approval to serve as a director of a publicly held corporation must be obtained from the Chief Compliance Officer of WellsCap and the Chief Executive Officer of Wells Fargo & Company.

In addition to this Code, WellsCap, as a policy, follows Wells Fargo & Company's Code of Ethics which contains a policy regarding directorships and other outside employment. Please refer to the Handbook for Wells Fargo Team Members.

IV.8 POLITICAL CONTRIBUTIONS

WellsCap follows Wells Fargo & Company's Code of Ethics regarding political contributions. Individual political contributions are not restricted per Wells Fargo & Company Code of Ethics. However, Access Persons should take due care to clarify that the contributions are made on an individual basis and not on behalf of WellsCap or Wells Fargo. Please refer to the Handbook for Wells Fargo Team Members for additional information.


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

Wells Capital Management Code of Ethics 11.09

IV.8 PURCHASES AND SALES OF SECURITIES ISSUED BY WELLS FARGO

WELLS FARGO & CO. (WFC) SECURITIES

All Access Persons trading in securities issued by WFC must report each transaction in the Access Person's quarterly report. Included in this requirement are trades in the Wells Fargo ESOP Fund (stock option plan), and other proprietary funds including 401(k) and employee benefit and bonus plans, and any external brokerage accounts.

Employees are prohibited from investing in Wells Fargo options (other than employee stock options), puts, calls, short sales, futures contracts or other similar transactions involving securities issued by Wells Fargo & Company.

REPORTING IS REQUIRED, FOR EXAMPLE, WHEN AN ACCESS PERSON:

     -    Sells WFC out of the Wells Fargo ESOP Fund

     -    Exchanges WFC shares into or out of 401(k)/Bonus Plan

     - Reallocates Wells Fargo fund choices, which results in a buy or sell of WFC from your 401(k)/Bonus Plan

     -    Trade in WFC securities in other accounts held outside Wells Fargo

REPORTING IS NOT REQUIRED ONLY IN THE FOLLOWING CIRCUMSTANCES:

     - Increase/decrease the amount of money that is automatically deducted (systematic plan) from future paychecks to purchase WFC shares in 401(k)/Wells Fargo ESOP Plan

     - Maintain standing instructions to have money deducted via future automatic payroll deductions and want to increase or decrease the percentage allocated, or instruct to reduce it to "0" in your 401(k)/Wells Fargo ESOP Plan

     -    Apply for a loan from the 401(k) Plan

ADDITIONAL WFC-RELATED POLICIES:

     - WFC securities may from time to time be restricted due to the federal laws that govern trading on inside information. All transactions are prohibited during this period.

     - Members of the Executive Management Committee and senior financial officer may be restricted from trading in WFC securities during certain periods of time. Compliance will alert such employees when additional trading restrictions apply.

     - All trades made by members of the Executive Management Committee, the Finance Office and their direct reports during the period between the calendar quarter-end and the public announcement of WFC's earnings for the quarter will be strictly scrutinized by the compliance department. This scrutiny, includes, among other things, a review of pattern or collaborative trading, enhanced e-mail review, and interviews with employees as necessary.

     - All large or frequent trades made by employees either before a public earnings release or within a relevant period of time before a significant corporate announcement or a material price change will be strictly scrutinized by the compliance department, and if necessary, the Code of Ethics Administrator of the Wholesale group of Wells Fargo Bank.


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Wells Capital Management Code of Ethics 11.09

     - WellsCap will document any special reviews and maintain records of them in the designed file

IV.9 WELLS FARGO MUTUAL FUNDS

MUTUAL FUND HOLDINGS

Access Persons are required to report Wells Fargo mutual fund holdings and other mutual funds subadvised by WellsCap.

MUTUAL FUND TRANSACTIONS

On a quarterly basis, Access Persons are required to report any purchases or sales of Wells Fargo mutual funds and other mutual funds subadvised by WellsCap. Money market funds are excluded from quarterly reporting.

EMPLOYEE 401K PLANS

Access Persons are required to report all Wells Fargo stock and Wells Fargo mutual fund transactions, including Wells Fargo stock option plans (ESOP's) for all reportable accounts.

60 DAYS HOLDING PERIOD

Access Persons are required to hold Wells Fargo mutual funds and other mutual funds subadvised by WellsCap for 60 days. Money market funds are excluded.

X REGULATORY REQUIREMENTS

X.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT COMPANY ACT OF 1940

The SEC considers it a violation of general antifraud provisions of federal securities laws whenever an adviser, such as WellsCap, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary with responsibility for client assets, WellsCap cannot engage in activities, which would result in conflicts of interests (for example, "front-running," scalping, or favoring proprietary accounts over those of the clients').

X.2 REGULATORY CENSURES

THE SEC CAN CENSURE, PLACE LIMITATIONS ON THE ACTIVITIES, FUNCTIONS, OR OPERATIONS OF, SUSPEND FOR A PERIOD NOT EXCEEDING TWELVE MONTHS, OR EVEN REVOKE THE REGISTRATION OF ANY INVESTMENT ADVISER BASED ON A:

- Failure reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or a supervised person who commits such a violation.


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Wells Capital Management Code of Ethics 11.09

- However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if

     (a) there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and

     (b) such supervisor or manager has reasonably discharged the duties and obligations incumbent upon him/her by reason of such procedures and systems without reasonable cause to believe that such procedures and system were not being complied with.


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

Wells Capital Management Code of Ethics 11.09

VI   ACKNOWLEDGMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Wells Capital Management's CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING. This Code is in addition to Wells Fargo & Company's policy on BUSINESS CONDUCT AND ETHICS applicable to all employees, as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Wells Capital Management Code, I certify that I will not:

Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permitted by the Code;

Employ any device, scheme or artifice to defraud Wells Fargo, Wells Capital Management, or any company;

Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Wells Fargo, Wells Capital Management or any company; or

Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

Engage in any manipulative practice with respect to Wells Fargo, Wells Capital Management or any company;

Trade on inside information;

Trade ahead of or front-run any transactions for WellsCap managed accounts;

Trade without obtaining the necessary pre-clearance.

I further understand that I have an affirmative duty to report any material non-public information to which I may become privy. I will report this information in confidence to the WellsCap Chief Compliance Officer.

I understand that it is a violation of the Investment Advisers Act of 1940 and the Investment Company Act of 1940 to fail to submit a record of my personal securities transactions within 10 calendar days of quarter-end.

I understand that, as an employee of Wells Capital Management, it is my responsibility to submit a list of all reportable accounts in which I have beneficial ownership/ interest or control (as defined in the Code). Additionally, I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________



-------------------------------------   --------------------
Signature                               Date

-------------------------------------
NAME (Print)


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Wells Capital Management Code of Ethics 11.09

VII FREQUENTLY ASKED QUESTIONS (FAQS)

     1. Who should I submit pre-clearance requests to, what is the minimum information required, and what are the hours for submission of requests?

          All pre-clearance requests should be submitted through iTrade.

          In the event you do hot have access to iTrade, pre-clearance requests should be submitted, via email, to FALLSCMP@WELLSFARGO.COM. For specific questions or concerns regarding the Code, you may direct your inquiries to Mai Shiver, our Chief Compliance Officer
          (mai.shiver@wellscap.com or 415/222-9099)

          At a minimum, indicate whether the request is for a BUY or SELL, include the name and ticker symbol of the security/securities, the share amount to be traded, and the account number in which the trade will occur.

          Requests can be submitted beginning 4:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-clearance requests will be processed beginning 7:00 am (Pacific). Pre-cleared requests are only good for the day.

     2.   What is the submission deadline for Quarterly Trade Report?

          Quarterly Trade Reports are due 30 calendar days after the end of each quarter. If the 30th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday. The 30-day deadline is a regulatory requirement. Access Persons can also complete and submit the Trade Report to Compliance when the trade is executed without waiting for quarter end to ensure timely submission.

     3. Why are duplicate copies of confirms and statements submitted to Compliance? Would the Quarterly Report and pre-clear requests suffice?

          This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM Report, among other things, enlisted the NASD to adopt a rule requiring its members to notify a fund or an investment adviser whenever an Access Person opens an account with an NASD-member broker. Upon request of the fund or adviser, the member broker is required to transmit duplicate copies of the Access Person's trade confirms and account statements.

     4. Why is a Quarterly Trade Report required if duplicate confirms or statements are already received from brokers?

          WellsCap as investment adviser is required to obtain personal securities transaction information from all Access Persons. In order to ensure compliance with the law, our policy requires Access Persons to complete the quarterly reports in case that WellsCap have not received your brokers' statement or confirmations timely. Access Persons do not need to complete a quarterly trade report if: 1) the Access Person provides a website printout of transaction history from the broker or 2) the Access Person confirms with Compliance every quarter that we have your broker statements within 30 days after quarter end.

     5.   What is the 60-day rule and is it a regulatory requirement?


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Wells Capital Management Code of Ethics 11.09

          The 60-day rule prohibits Access Persons from profiting from the purchase and sale, and short sale and purchase, of the same securities within 60-days.

          This is not an SEC requirement but a taskforce guideline instituted by the Investment Company Institute (ICI), the self-regulating organization for the mutual fund industry. Similarly, GIPS also has recommended restrictions along the same lines. Because the mutual fund board approves our Code of Ethics and expects us to follow the taskforce guidelines from the ICI/GIPS, we are closely bound by those restrictions.

     6.   What is the pre-clearance policy on option transactions?

          Purchase and Sales of option contracts are subject to the pre-clearance requirements. When approved options are exercised automatically (i.e. Access Persons have no control over when the options are exercised), pre-clearance is not required. However, if the Access Persons choose to exercise the options, pre-clearance is required and will be approved on a case-by case basis. The objective is to avoid any appearance of conflicts of interest, especially in instances when the same security is being executed for managed funds.

     7. What types of trust accounts does an Access Person need to report and pre-clear?

          All Access Persons must report securities for the following types of trust accounts (Note: Access Persons must also pre-clear securities for the account types listed below.):

          A. A trust account for which the Access Person is a trustee, or beneficiary and has both investment control and a pecuniary interest;

          B. A trust account for which the Access Person is a trustee that has investment control and at least one beneficiary of the trust is the trustee's immediate family member (whether they live with the trustee or not);

          C. A trust account for which the Access Person is a trustee that receives a performance-related fee from the trust;

          D. A trust account for which the Access Person is a settlor that has both the power to revoke the trust without the consent of another person and investment control.

          Note: Access Persons do not need to report the following:

          (1) A trust account for which the Access Person is a trustee that has investment control but neither the trustee nor the trustee's immediate family member (whether they live with the trustee or not) has any pecuniary interest;

          (2) A trust account for which the Access Person is a beneficiary or a settlor that does not exercise or share investment control (including a blind trust).

     8. If an Access Person has a financial planner or consultant who has investment control over his/her accounts; does he/she need to report such accounts? Does the Access Person's financial planner or consultant need to pre-clear?

          Yes, an Access person must pre-clear because the Access Person can directly or indirectly influence or control the buying or selling of securities in such accounts. ALL PRE-CLEARANCE REQUESTS, HOWEVER, MUST BE SUBMITTED BY THE ACCESS PERSON. In addition, the Access Person has the responsibility to ensure that:

          A. The financial planner or consultant is fully aware of WellsCap's pre-clearance policy.

          B. Pre-clearance approval is received from Compliance prior to the financial planner or consultant executing the trade.


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Wells Capital Management Code of Ethics 11.09

          Exceptions can be made on a case-by-case basis and are subject to evaluation and approval by the Chief Compliance Officer.

     9. Why is it necessary for Access Persons to report WellsCap managed mutual fund transactions?

          The SEC has adopted a rule that requires investment advisers to adopt a code of ethics which requires reporting of personal securities transactions including mutual fund holdings and transactions managed by the adviser.

     10. Access persons are not required to submit reports regarding accounts over which they have no indirect or direct beneficial ownership. How is this defined?

          A beneficial owner is defined under relevant securities laws as any person who, directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in those securities. A person is presumed to have an indirect pecuniary interest in securities held by members of a person's immediate family sharing the same household.

     11.  Why do we need to report personal trading accounts?

          Rule 204A-1 under the Advisers Act requires each adviser to uphold a code of ethics that establishes a standard of business conduct based on the fundamental principals of integrity, honesty and trust. This code requires that "access persons" periodically report their personal securities transactions and all holdings to the chief compliance officer or other designated persons.

     12.  Who is considered an "Access Person"?

          All WellsCap associates, contractor, temporary staff, and specific Wells Fargo associates are deemed access persons. Rule 204A-1 contains a presumption that, if the firm's primary business is providing investment advice, then all of its associates are considered access people.

     13.  What securities are deemed "reportable securities"?

          Rule 204A-1 treats all securities as reportable securities, with five exceptions designed to exclude securities that appear to present little opportunity for improper trading. The five exceptions are:

          6) Transactions and holdings in direct obligations of the United States Government

          7) Money Market Instruments - bankers acceptances, bank certificates, commercial paper, repurchase agreements and other high quality short-term debt instruments

          8)   Shares of Money Market Funds

          9) Transactions and holdings in shares of non-proprietary mutual funds or sub-advised funds

          10) Transactions of units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual fund

     14.  What is the definition of security?

          "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known


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

Wells Capital Management Code of Ethics 11.09

          as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

     15.  What securities are prohibited from personal trading?

          -    Initial Public Offerings (IPO's)

          -    Private Placements that are issued by clients of WellsCap

          - Options (other than employee stock options), Puts, Calls, Short Sales, Futures involving securities issued by Wells Fargo & Company

     16. Do I need to report accounts held by my spouse or other family members?

          Yes. Personal securities transaction reports must include all accounts in which you have a beneficial interest in. These accounts include:

          - All accounts held by immediate family members in the same household

          - Any other account, including relative or friends, over which you exercise investment discretion

          - All accounts in which you are a owner, joint owner, trustee, co-trustee or attorney-in-fact

     17.  Where can I find our Code of Ethics?

          Our Code is posted on Capzone under the 'Risk Management/Compliance' tab.

CODE OF ETHICS CHANGES                                                                DATE
----------------------                                                             ----------
1.  Section III.1  Pre-clearance                                                       4-8-05
    Access Persons must pre-clear personal transactions specified in Section
    III.5 Pre-clearance requests must include # of shares and account number.

2.  Section III.3  Personal Security Transactions - Equity Fund Managers               4-8-05
    Prior approval is require from the Chief Compliance Officer for common securities sold in personal accounts.

3.  Section III.5 Pre-Clearance and Reporting Requirements                             4-8-05
    Addition of security type to pre-clearance and reporting table- private funds managed by WellsCap.

4.  Section IV.1  Restricted Securities                                                4-8-05
    S&P500 stocks subject to same day blackout during execution of client trades.

5.  Section 1.2  "Access Persons"                                                      7-1-05
    Access Persons listing will be updated regularly but no less than quarterly.

6.  Section III.1  Pre-clearance                                                       7-1-05
    Addition of employees that have access to the electronic pre-clearance system, pre-clearance requests should be submitted via such system.

7.  Section III.2  Trade Reports                                                       7-1-05
    Deletion of the using the Request for Duplicate Confirms form when a broker is unable to send duplicate copies. The access person is responsible for submitting required documentation.

8.  Section III.4   Post Review                                                        7-1-05
    Front running review on personal securities transactions for Access Persons.


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Wells Capital Management Code of Ethics 11.09

9.  Section III.5  Pre-Clearance and Reporting Requirements                            7-1-05
    Addition of security type "holders" to pre-clearance and reporting table.

10. Section IV.4  Blackout Periods                                                     7-1-05
    The 7-day blackout period will also be applicable to WellsCap managed client accounts in addition to Wellscap managed funds.

11. Section IV.10  Wells Fargo Mutual Funds                                            7-1-05
    Access Persons are required to hold Wells Fargo mutual funds and Wellscap sub- advised mutual funds for 60 days unless transacting for a loss.

12. Section III.1 Pre-clearance                                                       9-15-05
    Update e-mail address for pre-clearance requests not submitted through the electronic pre-clearance system.

13. Section III.2 Trade Reports                                                       9-15-05
    Update e-mail address and MAC address for submission of required reports.

14. Section VI Acknowledgment and Certification                                       9-15-05
    Update MAC address for submission of required documents.

15. Section VII Frequently Asked Questions - Question 1                               9-15-05
    Update e-mail address and CCO name and contact information.

16. Section I.3 Beneficial Ownership                                                  2-21-06
    Clarified the personal securities transaction reports to include all account over which Access Persons have beneficial interest or over which Access
    Persons have direct or indirect control.

17. Section III.1 Pre-clearance                                                       2-21-06
    Revised the pre-clearance section to provide that: pre-clearance requests must be sent via the iTrade system; pre-clearance requests can be submitted via e-mail or phone in limited circumstances; all pre-clearance requests must be submitted by the Access Person; requests may be submitted beginning
    4:00 a.m. (Pacific) until an hour before the close of market, however, request processing will begin at 7:00 a.m. (Pacific); and pre-cleared trades will be valid for up to the amount of shares requested for a specific account.

18. Section III.5 Pre-Clearance and Reporting Requirements                            2-21-06
    Added Exchange Traded Funds (both open-end and unit investment trusts) as a security type that must be reported on a quarterly basis per SEC no-action letter.

19. Section III.8 Initial and Annual Holdings Report                                  2-21-06
    Revised the section to clarify that a brokerage account includes 401k accounts and statement of holdings includes Wells Fargo mutual fund accounts and Wells Fargo sub-advised mutual fund accounts.

20. Section IV.6 Independent Research                                                 2-21-06
    Deleted this provision as unnecessary and outdated.

21. Section IV.7 Gifts                                                                2-21-06
    Included language to provide that WellsCap also maintains a gift and entertainment guideline.

22. Miscellaneous                                                                     2-21-06
    Revised the Frequently Asked Questions and Code of Ethics changes to incorporate corresponding revisions. Also included grammatical/spelling and miscellaneous edits to the Code in general.

23. Section I.1 Introduction                                                          10-2-06
    Included language to provide for a special circumstance exemption request procedure for Access Persons.


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

Wells Capital Management Code of Ethics 11.09

24. Section II.1 Violations of the Code                                               10-2-06
    Added language stating violations of the Code are reported to clients upon request.

25. Section II.3 Dismissal and/or Referral to Authorities                             10-2-06
    Deleted language regarding reporting Code violations to the Wells Fargo
    Funds Boards of Trustees quarterly as repetitive to Section II.1.

26. Section III.5 Pre-Clearance and Reporting Requirements                            10-2-06
    Clarified that municipal bonds rated A or higher does not need to be pre-cleared.

27. Section III.7 Acknowledgement of Brokerage Accounts                               10-2-06
    Modified section and renamed the Acknowledgement of Brokerage Accounts to
    Acknowledgement of Reportable Accounts. Included a definition of reportable accounts.

28. Section III.8 Initial and Annual Holding Report                                   10-2-06
    Modified the time period from "initial employment date" to "start date" for clarity.

29. Section IV.1 Restricted Securities                                                10-2-06
    Deleted the word "index" from index program trades for accuracy.

30. Section IV.3 Blackout Periods                                                     10-2-06
    Clarified that blackout period do not apply to program trades.

31. Section IV.9 60 Day Holding Period                                                10-2-06
    Clarified that the 60 day holding period applies regardless of whether the transaction results in a loss.

32. Section VI Acknowledgement and Certification                                      10-2-06
    Modified brokerage accounts to reportable accounts to correspond to changes made in Section III.7. Also deleted the form due date and MAC address as unnecessary.

33. Section VII Frequently Asked Questions (FAQs)                                     10-2-06
    Replaced the term AIMR with the updated industry term of GIPS for question
    #5.

34. Section  I.1 Code of Ethics                                                       2-07-07
    Added that WellsCap's objective is to take all necessary action to detect, prevent and correct any and all violations of the Code.

35. Section III.2 Trade Reports                                                       2-07-07
    Clarified that the 30-day deadline for submitting Quarterly Trade Reports is a federal requirement. Also, added that if there are no activities for the quarter, a Quarterly Trade Report is still required to be submitted.

36. Section III.8 Initial and Annual Holdings Report                                  2-07-07
    Clarified that the initial and annual holdings reports must be current no more than 45 days prior to the individual becoming an access person or the date the report is submitted.

37.  Section IV.2 Short-Term Trading (60-Day Trading Rule)                            2-07-07
    Clarified that short-term trading in mutual funds/DIFs managed/subadvised by
    Wellscap and purchases and sales of options occurring within 60 days are strictly prohibited.

38. Section IV.4 Insider Trading                                                      2-07-07
    Clarified WellsCap's insider trading policy regarding the appearance of impropriety and potential conflicts of interest. Also provided additional samples of basic terms and definitions regarding insider trading such as material information and public information. Clarified that the insider trading policy also applies to an Access Person's certain family members and any accounts under direct control.


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

Wells Capital Management Code of Ethics 11.09

39. Section IV.7 Outside Business and Employment Activities                           2-07-07
    Clarified that outside business and employment activities are prohibited without Compliance approval, contingent upon certain factors.

40. Section I.2 Access Persons                                                        3-19-08
    Modified the definition of Access Persons to include specific Wells Fargo associates.

41. Section I.3 Beneficial Ownership                                                  3-19-08
    Added a managed account exemption whereby Access Persons may provide a written attestation regarding relinquishment of investment discretion for managed accounts.

42. Section II.1 Violations of the Code                                               3-19-08
    Added an evaluation process for cases requiring discretion or that may fall within the substantive or serious offence category.

43. Section III.5 Pre-Clearance and Reporting Requirement                             3-19-08
    Added Investment Adviser Act rule reference for reportable securities.

44. Section IV.8 Political Contributions                                              3-19-08
    Added a Political Contribution section to clarify that political contributions must be given as an individual and not a corporate contribution on behalf of WellsCap.

45. Section VII Frequently Asked Questions (FAQs)                                     3-19-08
    Added additional frequently asked questions to section.

46.  Section III.5 - Pre-Clearance and Reporting Requirements                        11/20/09
    Requires reporting of all WF Stock, WF Stock Fund and all other proprietary funds including 401K election changes.

47. Section III.5 Pre-Clearance and Reporting Requirements                         11/20/2009
    Incorporates a de minimis exception for Large Capitalization Securities of up to 500 shares and no more than $10,000, unless this conflicts with the
    60-day short-term profit restriction description.
                                                                                     11/20/09
48. Section IX. Wells Fargo Mutual Funds
    Added a requirement that Access Persons are required to report all Wells
    Fargo stock and Wells Fargo mutual fund transactions including 401(k)
    transactions.                                                                    11/20/09

49. Section IV.8: Purchases and Sales of Securities Issued by Wells Fargo & Co.    11/20/2009
    Memorializes restrictions relating to WFC and related securities and review procedures.


                                       24